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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Engineering Stock Incentive Plan of Laserscope of our report dated February 17, 1998, with respect to the consolidated financial statements and schedule of Laserscope included in its Annual Report (Form 10-K), for the year ended December 31, 1997 filed with the Securities and Exchange Commission.

                                                   ERNST & YOUNG LLP

                                                   /s/ ERNST & YOUNG LLP


San Jose, California
July 29, 1998